Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Second Quarter 2018

DALLAS — (BUSINESS WIRE) July 26, 2018 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the second quarter of 2018. Hilltop produced income of $33.1 million, or $0.35 per diluted share, for the second quarter of 2018, compared to $62.5 million, or $0.63 per diluted share, for the second quarter of 2017.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.07 per common share, payable on August 31, 2018, to all common stockholders of record as of the close of business on August 15, 2018.  Additionally,  pursuant to the stock repurchase program authorized by the Hilltop Board of Directors in January 2018, Hilltop has paid $38.8 million to repurchase 1,702,696 shares at an average price of $22.81 during the first six months of 2018. These shares were returned to the pool of authorized but unissued shares of common stock.

Furthermore, in July 2018, the Hilltop Board of Directors authorized an increase to the aggregate amount of common stock the Company may repurchase under the aforementioned stock repurchase program to $100.0 million, an increase of $50.0 million. The stock repurchase program expires in January 2019 and is inclusive of repurchases to offset dilution related to grants of stock-based compensation.

Hilltop also received approval from federal regulators to proceed with its $85 million, all-cash acquisition of The Bank of River Oaks. The acquisition was approved by The Bank of River Oaks shareholders on May 10, 2018, and is expected to close on or about August 1, 2018. Once completed, The Bank of River Oaks will be merged into PlainsCapital Bank, and all customer accounts are expected to be converted to the PlainsCapital platform by the end of the year.

Jeremy Ford, Co-CEO of Hilltop, said, “We are very pleased to be moving forward with the closing of The Bank of River Oaks transaction and are excited about the strong prospects for future growth in our Houston franchise. Further, with the combination of dividends and share repurchases, we returned approximately $44 million to stockholders during the second quarter. Through strategic M&A, investments in our businesses to support profitable growth and the prudent return of capital, we are committed to delivering value for our stockholders.”

Alan White, Co-CEO of Hilltop, added, “Our teams are focused on delivering value to our clients and expanding relationships across the businesses. PlainsCapital Bank has continued to demonstrate strong credit quality, solid year-over-year deposit growth and balanced loan growth in a very competitive marketplace. While challenges in the mortgage industry persist, our teammates at PrimeLending are delivering higher market share through our purchase mortgage focused strategy and the business returned to profitability during the second quarter. HilltopSecurities’ diversified model continues to provide support to the franchise with revenue growth in its Retail, Clearing and Securities Lending businesses. National Lloyds’ performance for the quarter was substantially improved from 2017, as storm activity decreased versus normal seasonal trends.”

Second Quarter 2018 Highlights for Hilltop:

•

Hilltop’s annualized return on average assets and return on average equity for the second quarter of 2018 were 1.03% and 6.95%, respectively, compared to 1.94% and 13.24%, respectively, for the second quarter of 2017;

•	Hilltop’s book value per common share increased to $20.21 at June 30, 2018, compared to $20.02 at March 31, 2018;
•	Hilltop’s total assets were $13.7 billion at June 30, 2018, compared to $13.3 billion at March 31, 2018;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, increased by 2.0% to $5.7 billion and covered loans[2], net of allowance for loan losses, decreased by 5.2% to $159.0 million at June 30, 2018 compared to March 31, 2018;

•	Non-covered non-performing loans increased to $42.0 million, or 0.50% of total non-covered loans, at June 30, 2018, compared to $39.4 million, or 0.52% of total non-covered loans, at March 31, 2018;

•	Energy classified and criticized loans decreased to $17.0 million at June 30, 2018, compared to $28.5 million at March 31, 2018;
•	Loans held for sale increased by 38.6% from March 31, 2018 to $2.0 billion at June 30, 2018;
•	Total deposits were $7.8 billion at June 30, 2018, compared to $8.0 billion at March 31, 2018;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 12.90% and a Common Equity Tier 1 Capital Ratio of 17.61% at June 30, 2018;
•	Hilltop’s net interest margin[4] decreased to 3.46% for the second quarter of 2018, compared to 3.52% in the first quarter of 2018;
•	The provision (recovery) for loan losses was $0.3 million during the second quarter of 2018, compared to ($1.8) million in the first quarter of 2018;
•

For the second quarter of 2018, noninterest income was $279.4 million, compared to $344.7 million in the second quarter of 2017,  an 18.9% decrease. The second quarter of 2017 included significant prior year non-recurring items related to the following:

o	The recognition within corporate of a pre-tax net increase to other noninterest income of $11.6 million related to the resolution of the appraisal proceedings from the SWS Merger; and
o

The Bank recorded an insurance receivable and related increase to other noninterest income of $15.0 million from coverage provided by an insurance policy for forgery related to a single, large loan of $24.5 million previously charged-off during the second quarter of 2016;

•	For the second quarter of 2018, noninterest expense was $338.5 million, compared to $366.3 million in the second quarter of 2017, a 7.6% decrease; and
•	Hilltop’s effective tax rate decreased to 24.3% during the second quarter of 2018, compared to 29.1% during the second quarter of 2017, and included significant items related to the following:
o	Reduction of the corporate tax rate in 2018 from 35% to 21% pursuant to the enactment of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”); and
o	Reduction in the second quarter of 2017 due to the previously mentioned nontaxable increase to noninterest income related to the SWS matter.

1   “Non-covered loans” exclude broker-dealer margin loans.

2 “Covered loans” refer to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC.

3   Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's)	2018	2018	2017	2017	2017
Cash and due from banks	$353,432	$470,127	$486,977	$354,569	$405,938
Federal funds sold	403	400	405	400	388
Securities purchased under agreements to resell	229,172	244,978	186,537	134,654	125,188
Assets segregated for regulatory purposes	128,417	198,170	186,578	207,336	167,565
Securities:
Trading, at fair value	634,197	756,151	730,685	676,411	471,485
Available for sale, at fair value	811,218	806,583	744,319	744,559	742,703
Held to maturity, at amortized cost	353,192	356,452	355,849	368,031	359,847
Equity, at fair value	21,218	20,876	21,241	20,983	20,503
	1,819,825	1,940,062	1,852,094	1,809,984	1,594,538
Loans held for sale	1,953,562	1,409,634	1,715,357	1,939,321	2,000,257
Non-covered loans, net of unearned income	6,384,660	6,216,809	6,273,669	6,148,813	6,118,211
Allowance for non-covered loan losses	(59,996)	(60,371)	(60,957)	(58,779)	(59,208)
Non-covered loans, net	6,324,664	6,156,438	6,212,712	6,090,034	6,059,003

Covered loans, net of allowance for covered loan losses	158,996	167,781	179,400	188,269	205,877
Broker-dealer and clearing organization receivables	1,614,951	1,660,720	1,464,378	1,672,123	1,552,525
Premises and equipment, net	172,911	173,637	177,577	176,281	183,994
FDIC indemnification asset	23,525	25,458	29,340	33,143	40,304
Covered other real estate owned	34,895	35,777	36,744	40,343	42,304
Other assets	589,897	576,567	549,447	596,095	618,368
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	32,716	34,569	36,432	38,440	40,516
Total assets	$13,689,174	$13,346,126	$13,365,786	$13,532,800	$13,288,573

Deposits:
Non interest-bearing	$2,468,332	$2,565,825	$2,411,849	$2,279,633	$2,251,208
Interest-bearing	5,345,290	5,393,897	5,566,270	5,383,814	5,323,414
Total deposits	7,813,622	7,959,722	7,978,119	7,663,447	7,574,622
Broker-dealer and clearing organization payables	1,409,904	1,504,172	1,287,563	1,517,698	1,395,314
Short-term borrowings	1,610,735	1,064,325	1,206,424	1,477,201	1,515,069
Securities sold, not yet purchased, at fair value	251,581	255,551	232,821	173,509	149,869
Notes payable	227,736	202,700	208,809	300,196	300,283
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	392,171	367,188	470,231	424,381	393,351
Total liabilities	11,772,761	11,420,670	11,450,979	11,623,444	11,395,520

Common stock	946	960	960	959	963
Additional paid-in capital	1,502,105	1,526,867	1,526,369	1,525,169	1,529,903
Accumulated other comprehensive income (loss)	(11,846)	(9,698)	(394)	2,585	2,112
Retained earnings	419,683	404,260	384,545	376,873	356,564
Deferred compensation employee stock trust, net	857	857	848	840	845
Employee stock trust	(252)	(254)	(247)	(241)	(248)
Total Hilltop stockholders' equity	1,911,493	1,922,992	1,912,081	1,906,185	1,890,139
Noncontrolling interests	4,920	2,464	2,726	3,171	2,914
Total stockholders' equity	1,916,413	1,925,456	1,914,807	1,909,356	1,893,053
Total liabilities & stockholders' equity	$13,689,174	$13,346,126	$13,365,786	$13,532,800	$13,288,573

	Three Months Ended
Consolidated Income Statements	June 30,	March 31,	December 31,	September 30,	June 30,
(in 000's, except per share data)	2018	2018	2017	2017	2017
Interest income:
Loans, including fees	$103,924	$99,944	$105,658	$102,546	$113,793
Securities borrowed	17,486	16,300	11,994	11,404	9,597
Securities:
Taxable	12,516	10,953	10,824	10,214	8,833
Tax-exempt	1,697	1,772	1,717	1,471	1,375
Other	4,417	4,391	3,472	3,309	2,708
Total interest income	140,040	133,360	133,665	128,944	136,306

Interest expense:
Deposits	10,136	8,675	7,700	6,841	5,464
Securities loaned	15,075	13,739	9,581	8,935	7,481
Short-term borrowings	6,466	4,043	4,118	4,567	3,648
Notes payable	2,437	2,497	2,611	2,680	2,826
Junior subordinated debentures	918	822	787	774	744
Other	160	164	176	167	167
Total interest expense	35,192	29,940	24,973	23,964	20,330

Net interest income	104,848	103,420	108,692	104,980	115,976
Provision (recovery) for loan losses	340	(1,807)	5,453	1,260	5,853
Net interest income after provision (recovery) for loan losses	104,508	105,227	103,239	103,720	110,123

Noninterest income:
Net gains from sale of loans and other mortgage production income	132,478	105,767	122,132	138,498	153,688
Mortgage loan origination fees	29,318	20,626	23,156	25,256	25,976
Securities commissions and fees	38,320	38,717	40,868	38,735	37,804
Investment and securities advisory fees and commissions	21,965	18,354	36,561	25,620	25,537
Net insurance premiums earned	34,105	34,315	35,645	34,493	36,020
Other	23,248	17,364	32,094	35,875	65,667
Total noninterest income	279,434	235,143	290,456	298,477	344,692

Noninterest expense:
Employees' compensation and benefits	200,632	182,600	205,642	209,747	214,719
Occupancy and equipment, net	27,893	27,830	29,658	29,073	27,919
Professional services	26,020	24,704	24,220	25,560	26,696
Loss and loss adjustment expenses	24,409	15,532	8,583	31,234	33,184
Other	59,563	57,536	60,567	58,228	63,733
Total noninterest expense	338,517	308,202	328,670	353,842	366,251

Income before income taxes	45,425	32,168	65,025	48,355	88,564
Income tax expense	11,034	7,488	51,350	18,003	25,754
Net income	34,391	24,680	13,675	30,352	62,810
Less: Net income attributable to noncontrolling interest	1,311	239	247	146	334
Income attributable to Hilltop	$33,080	$24,441	$13,428	$30,206	$62,476

Earnings per common share:
Basic	$0.35	$0.25	$0.14	$0.31	$0.64
Diluted	$0.35	$0.25	$0.14	$0.31	$0.63

Cash dividends declared per common share	$0.07	$0.07	$0.06	$0.06	$0.06

Weighted average shares outstanding:
Basic	95,270	95,985	95,903	96,096	98,154
Diluted	95,358	96,146	96,080	96,306	98,414

	Three Months Ended June 30, 2018
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$87,958	$12,890	$704	$793	$(2,482)	$4,985	$104,848
Provision for loan losses	—	340	—	—	—	—	340
Noninterest income	10,644	73,589	162,759	36,546	1,436	(5,540)	279,434
Noninterest expense	65,542	77,967	150,026	39,712	5,340	(70)	338,517
Income (loss) before income taxes	$33,060	$8,172	$13,437	$(2,373)	$(6,386)	$(485)	$45,425

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Financial Data	2018	2018	2017	2017	2017

Hilltop Consolidated:
Return on average stockholders' equity (1)	6.95%	5.19%	2.78%	6.32%	13.24%
Return on average assets (1)	1.03%	0.77%	0.41%	0.90%	1.94%
Net interest margin (2) (3)	3.46%	3.52%	3.57%	3.44%	3.98%
Net interest margin (taxable equivalent) (3) (4):
As reported	3.47%	3.53%	3.59%	3.46%	3.99%
Impact of purchase accounting	29 bps	36 bps	43 bps	37 bps	82 bps
Book value per common share ($)	20.21	20.02	19.92	19.88	19.62
Shares outstanding, end of period (000's)	94,571	96,048	95,982	95,904	96,333
Dividend payout ratio (1) (5)	20.16%	27.49%	42.86%	19.09%	9.43%

Banking Segment:
Net interest margin (2)	4.11%	4.15%	4.23%	4.03%	4.80%
Net interest margin (taxable equivalent) (4):
As reported	4.12%	4.16%	4.24%	4.05%	4.81%
Impact of purchase accounting	42 bps	51 bps	60 bps	51 bps	112 bps
Accretion of discount on loans ($000's)	8,343	9,867	12,642	10,541	23,164
Non-covered net charge-offs (recoveries) ($000's)	1,510	(1,312)	4,635	908	842
Return on average assets (1)	1.09%	1.31%	-0.08%	0.94%	1.63%
Fee income ratio	10.79%	10.51%	10.22%	11.33%	19.97%
Efficiency ratio	66.47%	61.32%	60.18%	62.29%	48.96%
Employees' compensation and benefits ($000's)	32,442	30,811	31,159	30,810	31,790

Broker-Dealer Segment:
Net revenue (6)	86,479	81,097	114,326	103,633	103,159
Employees' compensation and benefits ($000's)	52,418	52,265	70,169	60,365	62,840
Variable compensation expense ($000's)	26,036	24,594	41,239	35,085	36,556
Compensation as a % of net revenue	60.6%	64.4%	61.4%	58.2%	60.9%
Pre-tax margin	9.45%	4.44%	16.73%	19.49%	15.33%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,615,991	2,358,692	2,870,864	3,332,441	3,502,128
Refinancings	491,384	601,105	732,129	640,064	555,956
Total mortgage loan originations - volume	4,107,375	2,959,797	3,602,993	3,972,505	4,058,084
Mortgage loan sales - volume ($000's)	3,526,603	3,185,438	3,791,638	4,002,195	3,385,260
Mortgage servicing rights asset ($000's) (7)	57,373	63,957	54,714	47,766	43,580
Employees' compensation and benefits ($000's)	111,713	91,059	96,257	111,133	115,189
Variable compensation expense ($000's) (8)	66,531	46,292	57,434	64,956	69,445

Insurance Segment:
Loss and LAE ratio	71.6%	45.3%	24.1%	90.6%	92.1%
Expense ratio	39.5%	39.9%	41.0%	40.4%	39.7%
Combined ratio	111.1%	85.2%	65.1%	131.0%	131.8%
Employees' compensation and benefits ($000's)	2,954	3,255	3,418	2,578	2,786

(1)

Noted measures during the three months ended December 31, 2017 include estimated non-cash, non-recurring charges to Hilltop Consolidated and Banking Segment results of $28.4 million and $25.7 million, respectively, primarily attributable to the revaluation of deferred tax assets as a result of the enactment of the Tax Legislation. Certain Tax Legislation amounts are considered reasonable estimates as of June 30, 2018 and could be adjusted during the measurement period, which will end in December 2018, as a result of further refinement of our calculations, changes in interpretations and assumptions made, guidance that may be issued and actions we may take as a result of Tax Legislation.

(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)	Noted measures during the 2017 periods presented reflect certain category reclassifications within the detailed calculations to conform with the current period presentation.
(4)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for the 2018 periods and 35% federal income tax rate for the 2017 periods. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.2 million, $0.3 million, $0.6 million, $0.6 million, and  $0.5 million, respectively, and for the Banking Segment were $0.2 million, $0.2 million, $0.4 million, $0.4 million, and $0.4  million, respectively.

(5)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(6)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.
(8)	Noted measure during the 2017 periods presented reflects certain category reclassifications that affect variable compensation expense to conform with the current period presentation.

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital Ratios	2018	2018	2017	2017	2017
Tier 1 capital (to average assets):
PlainsCapital	12.80%	13.01%	12.32%	12.18%	12.11%
Hilltop	12.90%	13.26%	12.94%	12.87%	13.07%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.59%	15.39%	14.47%	14.44%	13.95%
Hilltop	17.61%	18.60%	17.71%	17.66%	17.53%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.59%	15.39%	14.47%	14.44%	13.95%
Hilltop	18.10%	19.11%	18.24%	18.20%	18.07%
Total capital (to risk-weighted assets):
PlainsCapital	15.38%	16.25%	15.29%	15.23%	14.72%
Hilltop	18.58%	19.63%	18.78%	18.71%	18.57%

	June 30,	March 31,	December 31,	September 30,	June 30,
Non-Covered Non-Performing Loans Portfolio Data	2018	2018	2017	2017	2017

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	22,815	20,768	20,878	21,434	13,818
Real estate	18,529	17,971	18,978	17,996	14,877
Construction and land development	569	595	611	626	632
Consumer	49	52	56	63	208
Broker-dealer	—	—	—	—	—
	41,962	39,386	40,523	40,119	29,535

Non-covered non-performing loans as a % of total non-covered loans	0.50%	0.52%	0.51%	0.50%	0.36%

Non-covered other real estate owned ($000's)	2,929	2,577	3,883	4,827	4,591

Other repossessed assets ($000's)	168	246	323	437	723

Non-covered non-performing assets ($000's)	45,059	42,209	44,729	45,383	34,849

Non-covered non-performing assets as a % of total assets	0.33%	0.32%	0.33%	0.34%	0.26%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	74,060	77,590	85,113	45,134	48,757

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,111	1,123	1,150	1,163	1,170

	Three Months Ended June 30,
	2018			2017
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,589,149	$18,241	4.59%	$1,672,968	$18,021	4.31%
Loans held for investment, gross (1)	6,374,873	85,683	5.34%	6,121,332	95,772	6.22%
Investment securities - taxable	1,663,257	12,486	3.00%	1,399,402	8,811	2.52%
Investment securities - non-taxable (2)	252,591	1,912	3.03%	232,340	1,903	3.28%
Federal funds sold and securities purchased under agreements to resell	228,786	859	1.51%	147,179	242	0.66%
Interest-bearing deposits in other financial institutions	419,006	1,890	1.81%	550,716	1,375	1.00%
Securities borrowed	1,544,235	17,486	4.48%	1,512,222	9,597	2.51%
Other	69,297	1,691	9.77%	81,230	1,113	5.49%
Interest-earning assets, gross (2)	12,141,194	140,248	4.59%	11,717,389	136,834	4.65%
Allowance for loan losses	(63,944)			(57,976)
Interest-earning assets, net	12,077,250			11,659,413
Noninterest-earning assets	1,286,608			1,359,404
Total assets	$13,363,858			$13,018,817

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,366,535	$10,136	0.76%	$5,140,116	$5,464	0.43%
Securities loaned	1,382,984	15,075	4.37%	1,388,897	7,481	2.16%
Notes payable and other borrowings	1,588,132	9,981	2.51%	1,708,241	7,385	1.72%
Total interest-bearing liabilities	8,337,651	35,192	1.69%	8,237,254	20,330	0.99%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,492,253			2,273,533
Other liabilities	620,900			612,712
Total liabilities	11,450,804			11,123,499
Stockholders’ equity	1,910,316			1,893,052
Noncontrolling interest	2,738			2,266
Total liabilities and stockholders' equity	$13,363,858			$13,018,817

Net interest income (2)		$105,056			$116,504
Net interest spread (2)			2.90%			3.66%
Net interest margin (2)			3.47%			3.99%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the three months ended June 30, 2018 and 35% federal income tax rate for the three months ended June 30, 2017. The adjustment to interest income was $0.2 million and $0.5 million for the three months ended June 30, 2018 and 2017, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  July 27, 2018. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will review second quarter 2018 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At June 30, 2018, Hilltop employed approximately 5,400 people and operated approximately 475 locations in 45 states. Hilltop Holdings’  common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions, expected tax impacts, strategic acquisitions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others:  (i) the possibility that any of the anticipated benefits of the proposed transaction with BORO will not be realized or will not be realized within the expected time period or that the transaction may be more expensive to complete than anticipated; (ii) the failure of the proposed transaction with BORO to close on the expected timeline or at all; and (iii) the ability to meet closing conditions to the acquisition of BORO.  For a discussion of certain other factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.